Exhibit 4.2


                                                          SERVICING NO.: 3404536
                                                  MERS MIN: 8000101-0000004616-8
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                  FSP 50 SOUTH TENTH STREET CORP., as mortgagor
                                                             (Borrower)

                                       to

          MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., as mortgagee
                                                             (Mortgagee)

                 ----------------------------------------------

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                 ----------------------------------------------

                         DATED:                As of December 21, 2006

                         LOCATION:             50 South Tenth Street

                                               Minneapolis, Minnesota

                         COUNTY:               Hennepin

                         MERS MIN:             8000101-0000004616-8

                         PREPARED BY AND UPON
                         RECORDATION RETURN TO:

                         Alston & Bird LLP
                         90 Park Avenue
                         New York, New York  10016
                         ATTENTION:            BOA - NYC Document Manager
                         FILE NO.:             320799
================================================================================

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING IS LIMITED TO A DEBT AMOUNT OF $76,200,000.00 UNDER CHAPTER 287 OF MINNESOTA STATUTES.

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

      THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT (this "Security Instrument") is made as of this 21 day of December, 2006, by FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation, having its principal place of business at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880-6210 as mortgagor ("Borrower") and FSP 50 SOUTH TENTH STREET LLC, a Delaware limited liability company, having its principal place of business at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880-6210 ("FSP LLC"), to MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC. , a Delaware stock corporation ("Mortgagee"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).

                                    RECITALS:

      This Security Instrument is given to Mortgagee, in its capacity as nominee for Lender (defined below) in accordance with Section 16.2 below, to secure a loan (the "Loan") in the principal sum of Seventy-Six Million Two Hundred Thousand and No/100 Dollars ($76,200,000) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Bank of America, N.A. ("Lender"), among others (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement") and evidenced by that certain Promissory Note, dated as of the date hereof, made by Borrower in favor of Lender (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof, being hereinafter referred to as the "Note");

      Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement); and

      This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby.

                         Article 1 - GRANTS OF SECURITY

      Section 1.1 PROPERTY MORTGAGED. Borrower and, with respect to Section 1.1(f) below, FSP LLC, does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey and grant a security interest to Mortgagee and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower or FSP LLC (collectively, the "Property"):

      (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

      (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

      (c) Improvements. The buildings, structures, fixtures, pads, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the "Improvements");

      (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

      (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furniture, software used in or to operate any of the foregoing and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), and all proceeds and products of the above;

      (f) Leases and Rents. All leases, master leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of, the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

      (g) Insurance Proceeds. All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

      (h) Condemnation Awards. All Awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of Condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

      (i) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

      (j) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any material action or material proceeding brought with respect to the Property to protect the interest of Lender in the Property and to commence any material action or material proceeding to protect the interest of Lender in the Property;

      (k) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder, and ;

      (l) Intangibles. Except with respect to any references to "FSP" or "Franklin Street", all tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

      (m) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, the Reserve Accounts, the Lockbox Account, the Cash Management Account and all accounts established pursuant to Article 10 of the Loan Agreement together with all deposits or wire transfers made to the Lockbox Account and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

      (n) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing items set forth in subsections (a) through (m) including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims

      (o) Membership Interests; all of the limited liability company membership interests of Borrower in FSP LLC, together with all limited liability company membership certificates, options or rights of any nature whatsoever which may be issued or granted by FSP LLC to Borrower, together with all securities, moneys or property representing dividends or interest on any of the membership interests, or representing a distribution in respect of the membership interests, or resulting from a split-up, revision, reclassification or other like change of the membership interests or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the membership interests, and all of Borrower's claims, rights, powers, privileges, authority, options, security interests, Liens and remedies, if any, under or arising out of the ownership of such membership interests; and

      (p) Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (o) above.

      Section 1.2 ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Mortgagee all of Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Mortgagee grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

      Section 1.3 SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Mortgagee, as security for the Obligations (hereinafter defined), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

      Section 1.4 FIXTURE FILING. Certain of the Property is or will become "fixtures" (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

      Section 1.5 CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever; PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower's obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

      Section 1.6 GRANTS TO MORTGAGEE. This Security Instrument and the grants, assignments and transfers made to Mortgagee in this Article 1 shall inure to Mortgagee solely in its capacity as Lender's nominee in accordance with Section
16.2 below.

                    Article 2 - DEBT AND OBLIGATIONS SECURED

      Section 2.1 DEBT. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

      Section 2.2 OTHER OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the "Other Obligations"): (a) all other obligations of Borrower contained herein; (b) each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

      Section 2.3 DEBT AND OTHER OBLIGATIONS. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the "Obligations."

      Section 2.4 PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

      Section 2.5 INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

                         Article 3 - PROPERTY COVENANTS

      Borrower covenants and agrees that:

      Section 3.1 INSURANCE. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.

Section 3.2 TAXES. Borrower shall pay all Taxes and Other Charges assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.

      Section 3.3 LEASES. Borrower shall not enter into any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement.

      Section 3.4 WARRANTY OF TITLE. Borrower has good, indefeasible, marketable and insurable fee simple title to the real property comprising part of the Property and good indefeasible and marketable title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.

      Section 3.5 PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests hereof except for the Permitted Encumbrances. Borrower represents that it has no knowledge of any claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                         Article 4 - FURTHER ASSURANCES

      Section 4.1 COMPLIANCE WITH LOAN AGREEMENT. Borrower shall comply with the covenants set forth in Article 17 of the Loan Agreement in order to protect and perfect the Lien or security interest hereof upon, and in the interest of Lender in, the Property.

      Section 4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower's own name to execute in Borrower's name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Borrower's authorization above is not sufficient. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of this Section 4.2. This power of attorney is a power coupled with an interest and shall be irrevocable.

                       Article 5 - DUE ON SALE/ENCUMBRANCE

      Section 5.1 NO SALE/ENCUMBRANCE. Borrower shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Borrower or any Restricted Party, other than in accordance with the provisions of Article 7 of the Loan Agreement, without the prior written consent of Lender.

                   Article 6 - PREPAYMENT; RELEASE OF PROPERTY

      Section 6.1 PREPAYMENT. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note and the Loan Agreement.

      Section 6.2 PREPAYMENT ON CASUALTY/CONDEMNATION AND CHANGE IN TAX AND DEBIT CREDIT LAWS. Provided no Event of Default exists under any of the Loan Documents, in the event of any prepayment of the Debt pursuant to the terms of
Article 8 or Section 17.4 of the Loan Agreement, no prepayment premium shall be due in connection therewith, but Borrower shall be responsible for all other amounts due under any of the Loan Documents.

      Section 6.3 INVOLUNTARY PREPAYMENT. If there is an involuntary prepayment during the Lockout Period (as defined in the Loan Agreement) or a Default Prepayment after the expiration of the Lockout Period, then Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender the applicable prepayment premium in an amount calculated in accordance with Article 2 of the Loan Agreement.

      Section 6.4 RELEASE OF PROPERTY. Borrower shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with terms and conditions of the Loan Agreement.

                               Article 7 - DEFAULT

      Section 7.1 EVENT OF DEFAULT. The term "Event of Default" as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.

                  Article 8 - RIGHTS AND REMEDIES UPON DEFAULT

      Section 8.1 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of
Lender:

      (a) declare the entire unpaid Debt to be immediately due and payable;

      (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

      (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

      (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

      (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

      (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

      (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, Borrower Principal or any other Person liable for the payment of the Debt;

      (h) revoke the license granted to Borrower under Section 1.2 hereof and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

      (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower;

      (j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion: (i) Taxes and Other Charges;
(ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

      (k) surrender the Policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for the Policies and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such insurance premiums;

      (l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

      (m) pursue such other remedies as Lender may have under applicable law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 11.1(f) of the Loan Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender or Mortgagee.

      Section 8.2 APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

      Section 8.3 RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

      Section 8.4 ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any material action or material proceeding brought with respect to the Property to protect its interest in the Property and to bring any material action or material proceeding, in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Property.

      Section 8.5 RECOVERY OF SUMS REQUIRED TO BE PAID. Subject to Article 15 of the Loan Agreement, Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

      Section 8.6 OTHER RIGHTS, ETC. (a) The failure of Lender or Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender or

Mortgagee to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.(a) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender's possession.

      (b) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender or Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Neither Lender nor Mortgagee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

      Section 8.7 RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may reasonably require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may reasonably require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

      Section 8.8 RIGHT OF ENTRY. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

      Section 8.9 BANKRUPTCY. (a) Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.(a) If there shall be filed by or against Borrower a petition under 11 U.S.C. ss.101 et seq., as the same may be amended from time to time (the "Bankruptcy Code"), and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days' prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and
(ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

      Section 8.10 SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

                        Article 9 - ENVIRONMENTAL HAZARDS

      Section 9.1 ENVIRONMENTAL COVENANTS. Borrower has provided representations and warranties regarding environmental matters set forth in Section 12.1 of the Loan Agreement and shall comply with the covenants regarding environmental matters set forth in Section 12.2 of the Loan Agreement.

      Section 9.2 LENDER'S RIGHTS. Lender and any other person or entity designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

                              Article 10 - WAIVERS

      Section 10.1 MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all Legal Requirements now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Legal Requirements.

      Section 10.2 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender or Mortgagee except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender or Mortgagee to Borrower and except with respect to matters for which Borrower is not permitted by Legal Requirements to waive its right to receive notice, and Borrower hereby expressly waives the right to receive any notice from Lender or Mortgagee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender or Mortgagee to Borrower.

      Section 10.3 WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

      Section 10.4 SOLE DISCRETION OF LENDER. Whenever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

      Section 10.5 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

      Section 10.6 WAIVER OF FORECLOSURE DEFENSE. Borrower hereby waives any defense Borrower might assert or have by reason of Lender's failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

      SECTION 10.7 FAILURE TO ACT. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure of Mortgagee to take any action hereunder or under any other Loan Document shall not (i) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Loan Documents, (ii) adversely effect any rights of Lender hereunder or under any other Loan Document and (iii) relieve Borrower of any of Borrower's obligations hereunder or under any other Loan Document.

                            Article 11 - EXCULPATION

      Section 11.1 EXCULPATION. The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

                              Article 12 - NOTICES

      Section 12.1 NOTICES. All notices or other written communications hereunder shall be delivered in accordance with Article 16 of the Loan Agreement.

      Section 12.2 ADDRESSES. Notices to Mortgagee hereunder and under each other Loan Document shall include a copy thereof to Lender (to be addressed and delivered in accordance with the Loan Agreement) and shall to be sent as follows:

                  MERS Commercial
                  P.O. Box 2300
                  Flint, Michigan 48501-2300
                  Attention: Corporate Secretary
                  Facsimile No.: (703) 748-0183

                           Article 13 - APPLICABLE LAW

      Section 13.1 GOVERNING LAW. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and applicable laws of the United States of America.

      Section 13.2 PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                            Article 14 - DEFINITIONS

      Section 14.1 DEFINED TERMS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

                      Article 15 - MISCELLANEOUS PROVISIONS

      Section 15.1 NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

      Section 15.2 SUCCESSORS AND ASSIGNS. This Security Instrument shall be binding upon and inure to the benefit of (a) Mortgagee and Lender and their respective successors and assigns forever and (b) Borrower and its permitted successors and assigns forever.

      Section 15.3 INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

      Section 15.4 HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

      Section 15.5 NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

      Section 15.6 ENTIRE AGREEMENT. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Security Instrument and the other Loan Documents.

      Section 15.7 LIMITATION ON LENDER'S RESPONSIBILITY. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender or Mortgagee, nor shall it operate to make Lender or Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender or Mortgagee a "mortgagee in possession."

                         Article 16 - STATUS OF PARTIES

      Section 16.1 STATUS OF BORROWER. Borrower's exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Borrower is an organization of the type specified in the first paragraph of this Security Instrument. Borrower is incorporated in or organized under the laws of the state specified in the first paragraph of this Security Instrument. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Security Instrument. Except as permitted by the Loan Agreement, Borrower will not change or permit to be changed (a) Borrower's name,
(b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Security Instrument, (d) the corporate, partnership or other organizational structure of Borrower, (e) Borrower's state of organization, or (f) Borrower's organizational number, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify the Lender of such organizational identification number.

      Section 16.2 MORTGAGEE AS NOMINEE. (a) Mortgagee is acting as nominee under certain agreements by and between Lender and Mortgagee as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, all references herein and in any other Loan Document to "Lender" shall be deemed to collectively or individually (as the context requires) refer to Lender or to Mortgagee acting on behalf of and at the sole direction of Lender in its capacity as Lender's nominee. (c) Unless Lender, in its sole discretion, shall determine otherwise, only Lender (and not Mortgagee) shall be deemed to be "Lender" with respect to (i) any consent, determination or similar approval right granted to Lender under the Loan Documents (including, without limitation, any consent or similar approval right that is deemed granted if not approved or denied within a specified time period), (ii) any items, documents or other information required to be delivered to Lender under the Loan Documents (other than notices) or (iii) any future funding or other obligations of Lender to Borrower or any affiliate of Borrower under the Loan Documents, if any.

                   Article 17 - MINNESOTA SPECIFIC PROVISIONS

      Section 17.1 Inconsistencies. In the event of any inconsistencies between the terms and conditions of this Article 17 and the other provisions of this Security Instrument, or to the extent, and only to the extent, any of the provisions in this Article 17 conflict with, or are ambiguous when read together with, any of the provisions of this Security Instrument, the provisions of this
Article 17 shall govern. The provisions of this Article 17 are intended to supplement and not replace the remedies and other terms and provisions contained in the Security Instrument.

      Section 17.2 Security Instrument Registry Tax. Borrower agrees to pay, or to promptly reimburse Lender for the payment of, the amount of the mortgage registry tax payable with respect to and upon the recording of this Security Instrument in accordance with Minnesota Statutes Section 287.05.

      Section 17.3 Fixture Financing Statement. This Security Instrument shall be deemed to be a fixture financing statement within the meaning of the Uniform Commercial Code and for such purpose, the following information is given:


      Name and address of Debtor:            FSP 50 South Tenth Street Corp.
                                             401 Edgewater Place, Suite 200
                                             Wakefield, Massachusetts 01880-6210
                                             Attention: ____________________

      Type of organization:                  corporation

      Jurisdiction of organization:          Delaware

      Organization ID No.:                   ________________________

      Federal Taxpayer ID No.:               _____________________

      Name and address of Secured Party:     _____________________
                                             _____________________
                                             _____________________
                                             Attention: ____________________

      Description of the types               The Property and collateral
      (or items) of property                 described in Article I which is
      covered by this Financing              subject to the Uniform Commercial
      Statement:                             Code

      Description of real estate to          Those certain tracts of land,
      which the collateral is attached       described on Exhibit A
      or upon which it is or will be
      located:

      Record owner of real estate to which   Borrower
      the collateral is attached or upon
      which it is or will be located:

Some of the above-described collateral is or is to become fixtures upon the above described real estate and this Security Instrument is to be filed for record in the public real estate records of the county or counties in which the fixtures are, or are to be, located.

      Section 17.4 Remedies of Lender; Security Instrument Foreclosure. Borrower does hereby grant and confer upon Lender the fullest rights and remedies available for foreclosure of this Security Instrument by action or by advertisement pursuant to Minnesota Statutes Chapters 580, 581 and 582, as said statutes may be amended from time to time, and pursuant to other applicable Minnesota laws and statutes, as amended, governing and authorizing mortgage foreclosures by action and by advertisement including, but not limited to, a grant to Lender of the power of sale; and the power of sale granted Lender in this Security Instrument shall include, without limitation, the power of sale required to permit, at Lender's option, lawful foreclosure of this Security

Instrument by advertisement in accordance with the statutes then made and provided. Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured, Lender may, at its option, exercise any or all of the following rights and remedies:

      (a) Foreclose this Security Instrument by judicial action or advertisement, and Borrower hereby authorizes Lender to do so, power being herein expressly granted to sell any or all of the Property at public auction and to convey the same to the purchaser, in fee simple, pursuant to the statutes of Minnesota, or

      (b) proceed under the Uniform Commercial Code (or the Uniform Commercial Code as adopted by the state of the Borrower's organization) and exercising such rights and remedies as may be provided to a secured party by the Uniform Commercial Code with respect to all or any portion of the Property which are fixtures or personal property.

      Section 17.5 Assignment of Rents and Leases; Receiver.

      (a) The Mortgage constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Lender, the rights and remedies of a secured lender under those statutes.

      (b) The exercise by Lender of the statutory remedies referenced in this paragraph shall not constitute Lender a "mortgagee-in-possession" under Minnesota law.

      (c) All Rents collected by Lender, its agent or a receiver under this Security Instrument, if any, shall be held and applied in the following order:

            (i) To payment of all reasonable fees of the receiver, if one shall be appointed, approved by the court;

            (ii) To the repayment when due of all tenant security deposits, with interest thereon, pursuant to the provisions of Minnesota Statutes Section 504B.178;

            (iii) To payment when due of all delinquent or current real estate taxes and special assessments payable with respect to the Property, or the periodic escrow for the payment of said taxes or special assessments;

            (iv) To payment when due of all premiums for the insurance required by the provisions of this Security Instrument, or the periodic escrow for the payment of said premiums;

            (v) To payment of expenses incurred for normal maintenance of the Property;

            (vi) If received prior to any foreclosure sale of the Property pursuant to this Security Instrument, to Lender for payment of the indebtedness secured hereby, but no such payment made after acceleration of the indebtedness secured hereby shall affect such acceleration;

            (vii) If received during or with respect to the period of redemption after a foreclosure sale of the Property pursuant to this Security
      Instrument:

                  (1) If the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby, second to the purchaser as a credit to the redemption price, but if the Property is not redeemed, then to the purchaser of the Property;

                  (2) If the purchaser at the foreclosure sale is Lender, to
            Lender to the extent of any deficiency of the sale proceeds to repay the indebtedness secured hereby and the balance to be retained by Lender as a credit to the redemption price, but if the Property is not redeemed, then to Lender, whether or not any such deficiency exists.

The rights and powers of Lender and receivers under this Security Instrument and the application of Rents under this paragraph shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

      (d) If Lender makes any advances to a receiver, or otherwise for the benefit of the Property, such advances shall become indebtedness secured by this Security Instrument.

      Section 17.6 Maturity. The latest maturity date for any of the indebtedness evidenced by the Note secured by this Security Instrument is January 1, 2012.

                         [NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, THIS Security Instrument has been executed by the undersigned as the day and year first above written.

                                  BORROWER:

                                  FSP 50 SOUTH TENTH STREET CORP., a
                                  Delaware corporation

                                  By: /s/ George J. Carter
                                      ----------------------------------------
                                      Name: George J. Carter, President
                                      Title:

                   [Signatures Continue on the Following Page]

                                  LENDER:


                                  BANK OF AMERICA, N.A., a national
                                  banking association


                                  By: /s/ Dean Ravosa
                                      --------------------------------
                                      Name: Dean Ravosa
                                      Title: Principal

                                  MASTER LESSEE:

                                  FSP 50 SOUTH TENTH STREET LLC,
                                  a Delaware limited liability company

                                  By: /s/ George J. Carter
                                      -------------------------------------
                                      Name: George J. Carter, President
                                      Title:

                   [Signatures Continue on the Following Page]

COMMONWEALTH OF MASSACHUSETTS :
                                    : ss
COUNTY OF MIDDLESEX                 :

      On this 18th day of December, 2006, before me, the undersigned notary public, personally appeared George J. Carter, President of FSP 50 South Tenth Street Corp., a Delaware corporation, proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily, as the act and deed of said entity for its stated purpose.


                        /s/ Barbara J. Fournier
                        --------------------------------------------
                        Official Signature and Seal of Notary Public

[NOTARY SEAL]

COMMONWEALTH OF MASSACHUSETTS :
                                    : ss
COUNTY OF MIDDLESEX                 :

      On this 18th day of December, 2006, before me, the undersigned notary public, personally appeared George J. Carter, President of FSP 50 South Tenth Street LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily, as the act and deed of said entity for its stated purpose.

                        /s/ Barbara J. Fournier
                        --------------------------------------------
                        Official Signature and Seal of Notary Public

[NOTARY SEAL]

STATE OF NEW YORK

COUNTY OF ROCKLAND

            I, Patricia Hennessy Cuevas, a Notary Public of the County and State aforesaid, certify that Dean C. Ravosa, personally came before me this day and acknowledged that he is a Principal of Bank of America, N.A., a national banking association, that executed the foregoing instrument, and acknowledged to me that the same was the act of the said association, and that he executed the same as the act of such association for the purposes and consideration therein expressed and in the capacity therein stated.

       WITNESS my hand and official stamp or seal, this 21st day of December, 2006

                                                /s/ Patricia Hennessy Cuevas
                                                ------------------------------
                                                Notary Public Signature

My Commission Expires:

    [NOTARY STAMP]
----------------------
    (Notary Seal)